Exhibit 8.2

Simpson Thacher & Bartlett LLP

425 LEXINGTON AVENUE

NEW YORK, NY 10017-3954

TELEPHONE: +1-212-455-2000

FACSIMILE: +1-212-455-2502

June 8, 2016

Ares Management, L.P.

2000 Avenue of the Stars, 12th Floor

Los Angeles, CA 90067

Ladies and Gentlemen:

We have acted as counsel to Ares Management, L.P., a Delaware limited partnership (the “Partnership”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Partnership with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance by the Partnership of up to 12,650,000 7.00% Series A Preferred Units (the “Preferred Units”) representing limited partner interests in the Partnership (including 1,650,000 Preferred Units that may be issued pursuant to the exercise of the underwriters’ option to purchase 1,650,000 additional Preferred Units) pursuant to an Underwriting Agreement, dated June 1, 2016 among the Partnership, Ares Management GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), Ares Holdings L.P., Ares Domestic Holdings L.P., Ares Offshore Holdings L.P., Ares Investments L.P., Ares Real Estate Holdings L.P. and the several underwriters named therein.

We have examined the Registration Statement; the Partnership’s prospectus dated May 9, 2016 contained therein (the “Prospectus”); the prospectus supplement, dated June 1, 2016, to the Prospectus (the “Prospectus Supplement”) filed by the Partnership pursuant to Rule 424(b) of the rules and regulations of the Securities and Exchange Commission; a form of the Second Amended and Restated Agreement of Limited Partnership of the Partnership, among the General Partner and the limited partners party thereto, entered into in connection with the issuance of the Preferred Units; and the representation letter, dated May 9, 2016, delivered to us by the General Partner for purposes of this opinion letter (the “Representation Letter”). We have also examined the originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinion hereinafter set forth.  As to questions of fact material to this opinion, we have relied upon certificates and comparable documents of

Ares Management, L.P.	-2-	June 8, 2016

public officials and of officers and representatives of the Partnership, the General Partner and their affiliates including, without limitation, the Representation Letter.

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.  We have further assumed that any documents will be executed by the parties in the forms provided to and reviewed by us and that the representations made in the Representation Letters are true, complete and correct and will remain true, complete and correct at all times.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein and in the Registration Statement, we hereby confirm our opinion set forth in the discussion contained in the Registration Statement under the caption “Material U.S. Federal Tax Considerations—Taxation of Ares Management, L.P.”.

We do not express any opinion herein concerning any law other than the federal tax law of the United States.

We hereby consent to the filing of this opinion letter as Exhibit 8.2 to the Partnership’s Current Report on Form 8-K, dated June 8, 2016 and to the reference to our firm under the captions “Material U.S. Federal Tax Considerations—Taxation of Ares Management, L.P.” and “Legal Matters” in the Prospectus included in the Registration Statement and the Prospectus Supplement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP